Exhibit 99.1

FOR IMMEDIATE RELEASE

September 5, 2014

Contact: Cloud Peak Energy Inc.
Karla Kimrey
Vice President, Investor Relations
720-566-2932

CLOUD PEAK ENERGY ANNOUNCES AMENDMENT TO REVOLVING CREDIT FACILITY
TO RELAX FINANCIAL COVENANTS

GILLETTE, Wyo, September 5, 2014 — Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin (“PRB”) coal company, today announced that it has amended its $500 million revolving credit facility to relax certain financial covenants, including the net secured debt leverage ratio and interest coverage ratio.

Michael Barrett, Executive Vice President and Chief Financial Officer, commented, “We are pleased to have relaxed our financial covenants under our $500 million credit facility. This amendment demonstrates our continued focus on actively managing our balance sheet and provides additional financial flexibility.”

On September 5, 2014, Cloud Peak Energy Resources LLC (the “Company”) entered into the First Amendment to Credit Agreement (the “Amendment”) which amends its Credit Agreement, dated as of February 21, 2014, among the Company, the guarantors party thereto, PNC Bank, National Association, as administrative agent, and a syndicate of lenders (the “Credit Agreement”). The Amendment relaxes the financial covenants under the Credit Agreement based on EBITDA (as defined in the Credit Agreement), which now require the Company to maintain (a) a ratio of EBITDA to consolidated net cash interest expense equal to or greater than 1.50 to 1 from September 30, 2014 to maturity (reducing this from the prior requirement under the Credit Agreement to maintain a ratio equal to or greater than 2.00 to 1), and (b) a ratio of senior secured funded debt less unrestricted cash and marketable securities (net secured debt) to EBITDA equal to or less than 4.00 to 1 from September 30, 2014 to maturity (increasing this from the prior requirement under the Credit Agreement to maintain a ratio equal to or less than (i) 3.00 to 1 through December 31, 2015, (ii) 2.75 to 1 from January 1, 2016 to December 31, 2016, and (iii) 2.50 to 1 from January 1, 2017 to maturity).

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin (PRB) coal company. As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal, and provides logistics supply services. The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana. In 2013, Cloud Peak Energy shipped 86.0 million tons from its three mines to customers located throughout the U.S. and around the world. Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers. With approximately 1,700 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately four percent of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding our anticipated future liquidity and financial flexibility, including future available capacity under our revolving credit facility and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. Factors that could adversely affect our future results include, for example, the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE:  Cloud Peak Energy

Cloud Peak Energy Inc.

Karla Kimrey, 720-566-2932

Vice President, Investor Relations